EXHIBIT 24

ANHEUSER-BUSCH COMPANIES, INC.
POWER OF ATTORNEY

Each of the undersigned directors and officers of Anheuser-Busch Companies, Inc., a Delaware corporation (the “Company”), hereby appoints W. Randolph Baker, JoBeth G. Brown and August A. Busch IV, and each of them acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the (i) proposed registration under said Act of 15,000,000 shares of common stock pursuant to a Registration Statement on Form S-8 to be issued or transferred pursuant to the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Employees Covered by a Collective Bargaining Agreement), this authorization to include the authority to sign the name of each of the undersigned in the capacities indicated below to the said proposed Registration Statement to be filed with the Securities and Exchange Commission in respect of the common stock, and to any amendments to said proposed Registration Statement and (ii) amendments to any existing Registration Statement on Form S-8 relating to shares of common stock to be issued or transferred pursuant to the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Employees Covered by a Collective Bargaining Agreement), this authorization to include the authority to sign the name of each of the undersigned in the capacities indicated below to the amendments.

IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of July 25, 2007.

/s/AUGUST A. BUSCH IV
August A. Busch IV
President and Chief Executive Officer and Director
(Principal Executive Officer)

/s/JOHN F. KELLY
John F. Kelly
Vice President and Controller
(Principal Accounting Officer)

      /s/CARLOS FERNANDEZ G.
Carlos Fernandez G.
Director

/s/JOHN E. JACOB
John E. Jacob
Director

/s/CHARLES F. KNIGHT
Charles F. Knight
Director

/s/W. RANDOLPH BAKER
W. Randolph Baker
Vice President and Chief Financial Officer
(Principal Financial Officer)

/s/AUGUST A. BUSCH III
August A. Busch III
Director

/s/JAMES J. FORESE
James J. Forese
Director

/s/JAMES R. JONES
James R. Jones
Director

/s/VERNON R. LOUCKS, JR.
Vernon R. Loucks, Jr.
Director

/s/VILMA MARTINEZ Vilma S. Martinez Director /s/JOYCE M. ROCHÉ Joyce M. Roché Director /s/PATRICK T. STOKES Patrick T. Stokes Director /s/ANDREW C. TAYLOR Andrew C. Taylor Director	/s/WILLIAM PORTER PAYNE William Porter Payne Director /s/HENRY HUGH SHELTON Henry Hugh Shelton Director Douglas A. Warner III Director /s/EDWARD E. WHITACRE, JR. Edward E. Whitacre, Jr. Director